UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2021

Coty Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35964	13-3823358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue
New York, New York	10118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 389-7300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 per share	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

4.750% Senior secured Notes due 2029

On November 30, 2021, Coty Inc. (the “Company” or “Coty”), together with its wholly-owned subsidiaries, HFC Prestige Products, Inc. and HFC Prestige International U.S. LLC (the “Co-Issuers,” and collectively with the Company, the “Issuers”), completed its previously announced offering of 4.750% senior secured notes due 2029 in an aggregate principal amount of $500 million (the “Notes”) in a private offering.

The Notes are senior secured obligations of the Issuers and are guaranteed on a senior secured basis by each of Coty’s subsidiaries (other than the Co-Issuers) that guarantee, and are secured by first priority liens on the same collateral that secures, Coty’s obligations under its existing senior secured credit facilities and under Coty’s existing senior secured notes (collectively, the “Guarantors”). The Notes and the guarantees are equal in right of payment with all of the Issuers’ and the Guarantors’ respective existing and future senior indebtedness and are effectively pari passu with all of the Issuers’ and the Guarantors’ respective existing and future indebtedness that is secured by a first priority lien on the collateral, including the existing senior secured credit facilities and the existing secured notes, to the extent of the value of such collateral.

The Notes and related guarantees were offered and sold in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes and related guarantees were offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction. Unless so registered, the Notes and related guarantees may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Indenture

The Notes were issued pursuant to an indenture, dated as of November 30, 2021 (the “Indenture”), among the Issuers, the Guarantors, Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) and collateral agent. The Notes will accrue interest at the rate of 4.750% per year and will mature on January 15, 2029. Interest on the Notes will be payable semi-annually in arrears on each January 15 and July 15, commencing on July 15, 2022.

The Notes will be redeemable at the option of the Issuers, in whole or in part, at any time on or prior to January 15, 2025 at 100% of the aggregate principal amount thereof plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date.

The redemption price for the Notes that are redeemed on or after January 15, 2025 will be equal to the redemption prices set forth in the Indenture, together with any accrued and unpaid interest to, but excluding, the redemption date.

In addition, the Issuers may redeem up to 40% of the Notes using the proceeds of certain equity offerings completed before January 15, 2025.

Upon the occurrence of certain change of control triggering events with respect to a series of Notes, the Issuers will be required to offer to repurchase such Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the purchase date applicable to such Notes.

The Indenture contains covenants that limit the ability of the Company and any of its restricted subsidiaries (which include the Co-Issuers) to, among other things:

•	incur additional indebtedness, guarantee indebtedness or issue disqualified stock or, in the case of such subsidiaries, preferred stock;

•	pay dividends on, repurchase or make distributions in respect of their capital stock or make other restricted payments;

•	make certain investments or acquisitions;

•	sell, transfer or otherwise convey certain assets;

•	create liens and enter into sale and leaseback transactions;

•	enter into agreements restricting certain subsidiaries’ ability to pay dividends or make other intercompany transfers;

•	consolidate, merger, sell or otherwise dispose of all or substantially all of the assets of the Company and its restricted subsidiaries;

•	enter into certain transactions with affiliates; and

•	prepay certain kinds of indebtedness.

The covenants are subject to a number of exceptions and qualifications set forth in the Indenture. In addition, most of these covenants will be suspended, and the guarantee of each Guarantor will be suspended and the liens on each such Guarantor’s collateral and the collateral of each Co-Issuer will be terminated, for so long as the Notes have investment grade ratings from at least two of Moody’s Investors Service, Inc., S&P Global Ratings and Fitch, Inc. and no default has occurred and is continuing.

The Indenture also provides for customary events of default.

The foregoing summary of the Indenture is not complete and is qualified in its entirety by reference to the full and complete text of the Indenture and the form of the Notes, copies of which are attached as Exhibit 4.1 and 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

The Refinancing Amendment

On November 30, 2021, the Company entered into a refinancing amendment to its existing credit agreement (the “Amendment”). The Amendment, among other things, refinanced all of the existing $2.75 billion of revolving credit commitments and the outstanding loans made pursuant thereto (the “Existing Revolver”) with a new tranche of senior secured revolving credit commitments in an aggregate principal amount of $2.0 billion (the “New Revolver”) with a maturity date of April 5, 2025. Other than as described herein (and more fully described in the Amendment), the terms of the New Revolver are substantially similar to the terms of the Existing Revolver.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full and complete text of the Amendment, a copy of which is attached hereto as Exhibit 4.5 and incorporated herein by reference.

Certain of the lenders and agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Company and its affiliates, for which they received or will receive customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Compensatory Arrangements for Chief Financial Officer

On November 26, 2021, the Company’s Remuneration and Nomination Committee (the “RNC”) approved a new compensatory arrangement for the Company’s Chief Financial Officer, Laurent Mercier. Mr. Mercier has served as Coty’s Chief Financial Officer since February 2021.

Under the terms of the new arrangement, Mr. Mercier will be entitled to the following compensation and benefits (which have been reflected in an updated offer letter): (i) an annual base salary in the amount of EUR 560,000 effective January 1, 2022 (an increase from his previous annual base salary of EUR 500,000); (ii) an annual grant of restricted stock units under the Company’s Equity and Long Term Incentive Plan (“ELTIP”) with a value equal to US$1,350,000 (an increase from his previous annual ELTIP award amount of US$650,000); and (iii) a one-time exceptional cash bonus in the amount of EUR 300,000 in recognition of Mr. Mercier’s outstanding contributions regarding the Company’s financial corporate activities since assuming the role of CFO, payable on or before November 30, 2021 (the “One-Time Bonus Award”). If Mr. Mercier voluntarily resigns from Coty prior to the 12 month anniversary of the One-Time Bonus Award, Mr. Mercier will be required to reimburse the Company for the net amount of the One-Time Bonus Award. As part of his updated offer letter, Mr. Mercier will no longer be entitled to participate in the Company’s Annual Performance Plan (APP), effective July 1, 2021 and for all future fiscal years.

The foregoing descriptions of the updated offer letter is qualified in its entirety by reference to the full text of the updated offer letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Title or Description

4.1	Indenture, dated as of November 30, 2021, among Coty Inc., HFC Prestige Products, Inc., HFC Prestige International U.S. LLC, the guarantors named therein, and Deutsche Bank Trust Company Americas, as Trustee, Paying Agent and Collateral Agent

4.2	Form of 4.750% Senior Secured Notes due 2029 (included in Exhibit 4.1)

4.3	Joinder Agreement No. 2, dated as of November 30, 2021 among JPMorgan Chase Bank, N.A., as credit facility agent, Deutsche Bank Trust Company Americas as initial other authorized representative, and the Company to the First Lien/First Lien Intercreditor Agreement, dated as of April 21, 2021, as modified by the Joinder Agreement No. 1, dated as of June 16, 2021, among JPMorgan Chase Bank, N.A., as credit facility agent, and Deutsche Bank Trust Company Americas, as initial other authorized representative

4.4	Pledge and Security Agreement, dated as of November 30, 2021, by and among Coty Inc., HFC Prestige Products, Inc., HFC Prestige International U.S. LLC, the other grantors from time to time party thereto and Deutsche Bank Trust Company Americas, as collateral agent

4.5	Refinancing Amendment, dated as of November 30, 2021, by and among Coty Inc., Coty B.V., the other loan parties party thereto, the refinancing revolving lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2021	COTY INC.

	By:	/s/ Hemant Gandhi
Hemant Gandhi
Senior Vice President, Treasury